Exhibit 23.1

To Whom It May Concern:

We have issued our report, dated June 29, 2004, accompanying the financial statements of Revelstoke Industries, Inc. on Form SB-2 for the period from incorporation April 5, 2004 to May 31, 2004.  We hereby consent to the incorporation by reference of said reports on the Registration Statements of Revelstoke Industries, Inc. on Form SB-2 to be filed with the US Securities and Exchange Commission.

Signed,

Vancouver, British Columbia, Canada

                                                                                                                                                              /S/ MacKay LLP

                                                                                                                                                              February 10, 2005